Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-42792-02 and No. 333-65744 of NTL Communications Corp. (the “Company”) and in the related Prospectuses of our report dated April 16, 2002, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2001, as amended, included in this Form 10-K/A.

/s/ ERNST & YOUNG LLP

New York, New York

October 9, 2002